SUB-ITEM 77E:
LEGAL PROCEEDINGS
Since October 2003,
 Federated and
related entities
(collectively,
"Federated"),
and various Federated
 funds ("Funds"),
have been named as
defendants in several
 class action lawsuits
 now pending in the
United States District
 Court for the District
 of Maryland. The lawsuits were
purportedly filed on
behalf of people who
purchased, owned and/or
 redeemed shares of
Federated-sponsored mutual
 funds during specified periods
beginning November 1, 1998.
 The suits are generally
similar in alleging that
Federated engaged in
illegal and improper
trading practices including
market timing and late
trading in concert with
 certain institutional
traders, which allegedly
caused financial injury
to the mutual fund shareholders.
These lawsuits began to
be filed shortly after
Federated's first public
 announcement that it
had received requests
 for information on shareholder
trading activities in
 the Funds from the SEC,
 the Office of the New
York State Attorney General
("NYAG"), and other authorities.
 In that regard,
on November 28, 2005, Federated
 announced that it had
reached final settlements
 with the SEC and the
NYAG with respect to those
 matters.
Specifically, the SEC and
 NYAG settled proceedings
 against three Federated
subsidiaries involving
undisclosed market timing
 arrangements and late
trading. The SEC made
findings: that Federated
 Investment Management
 Company ("FIMC"), an
SEC-registered investment
 adviser to various Funds,
and Federated Securities
Corp., an SEC-registered
broker-dealer and distributor
 for the Funds, violated
provisions of the Investment
 Advisers Act
and Investment Company Act
 by approving, but not
disclosing, three market
 timing arrangements, or
 the associated conflict
of interest between
FIMC and the funds involved
 in the arrangements, either
 to other fund shareholders
or to the funds' board; and
that Federated Shareholder
Services Company, formerly
an SEC-registered transfer
agent, failed to prevent
a customer and a Federated
 employee from late trading
 in violation
of provisions of the
Investment Company Act.
The NYAG found that such
 conduct violated provisions
 of New York State law.
Federated entered
into the settlements without
 admitting or denying the
regulators' findings. As
 Federated previously
reported in 2004, it has
 already paid
approximately $8.0 million
to certain funds as
determined by an independent
 consultant. As part of
these settlements,
Federated agreed to pay
disgorgement and a civil
money penalty in the
 aggregate amount of an
 additional $72 million
and, among other things,
agreed that it would not
serve as investment adviser
 to any registered
investment company unless
 (i) at least 75% of the
fund's directors are
 independent of Federated,
(ii) the chairman of
 each such fund is
independent of Federated,
 (iii) no action may be
 taken by the fund's board
or any committee thereof
unless approved by a
majority of the independent
 trustees of the fund or
 committee, respectively,
and (iv) the fund appoints
 a "senior officer" who
reports to the independent
 trustees and is responsible
 for monitoring compliance
 by the fund with applicable
 laws and fiduciary duties
and for
managing the process by
which management fees
charged to a fund are
approved. The settlements
 are described in
Federated's announcement
which, along with previous
press releases and
related communications
on those matters, is
available in the
"About Us" section
of Federated's
website at FederatedInvestors.com.
Federated entities have
also been named as
defendants in several
additional lawsuits
that are now pending
in the United States
District Court for
the Western District
 of Pennsylvania,
alleging, among other
things, excessive
advisory and Rule 12b-1 fees.
The Board of the Funds
 retained the law firm
of Dickstein Shapiro
LLP to represent the
 Funds in each of the
lawsuits described in the
preceding two paragraphs.
 Federated and the Funds,
 and their respective
counsel, have been defending
 this litigation, and none
 of the Funds
remains a defendant in any
 of the lawsuits (though some c
ould potentially receive any
recoveries as nominal defendants).
Additional lawsuits based
upon similar allegations may
be filed in the future. The
potential impact of these
 lawsuits, all of which seek
 unquantified damages,
attorneys' fees,
and expenses, and future
 potential similar suits
is uncertain. Although
we do not believe that
these lawsuits will have
a material adverse effect on
the Funds, there can be
no assurance that these
suits, ongoing adverse
publicity and/or other
developments resulting
from the regulatory
investigations will not
 result in increased
Fund redemptions,
reduced sales of
Fund shares, or other
adverse consequences for the Funds.